UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2018

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events

On December 22, 2017, H.R.1, known as the "Tax Cuts and Jobs Act," was signed into law. Among other things, the Tax Cuts and Jobs Act permanently lowers the corporate federal income tax rate to 21% from the existing maximum rate of 35%, effective for tax years including or commencing January 1, 2018. As a result of the reduction of the corporate federal income tax rate to 21%, U.S. generally accepted accounting principles require companies to re-value their deferred tax assets and deferred tax liabilities as of the date of enactment, with the resulting tax effects accounted for in the reporting period of enactment.

As of September 30, 2017, Peoples Bancorp Inc. ("Peoples") had net deferred tax assets, and Peoples is expected to remain in a net deferred tax asset position as of December 31, 2017. Peoples will record a re-valuation of its deferred tax assets and deferred tax liabilities as of December 31, 2017, at the new federal income tax rate of 21%, based upon balances in existence at the date of enactment of December 22, 2017. Based upon preliminary estimates and current accounting guidance, Peoples currently expects that the net deferred tax assets will be written down by approximately $0.7 million to $1.0 million in the fourth quarter of 2017. The write down is expected to result in a reduction in net income of approximately $0.04 to $0.05 per diluted share based on estimated fourth quarter weighted average diluted shares of approximately 18.2 million. This estimate of the impact on Peoples' net deferred tax assets is based upon a preliminary review and analysis of Peoples' net deferred tax assets at December 31, 2017, as well as expected adjustments to various deferred tax assets and deferred tax liabilities in the fourth quarter, including those accounted for in accumulated other comprehensive income. Peoples' actual write-down may vary materially from the estimated range due to a number of uncertainties and factors, including the completion of Peoples' consolidated financial statements as of and for the year ended December 31, 2017, and is subject to further clarification of the new law that cannot be reasonably estimated at this time.

Safe Harbor Statement
This Current Report on Form 8-K contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding Peoples’ preliminary conclusion that Peoples will need to write down its net deferred tax assets and the timing and estimated range of such write-down. Words such as “expect,” “estimate,” “approximately,” “preliminary,” “may” and variations of such words and similar expressions are intended to identify such forward-looking statements.
Readers are cautioned that such forward-looking statements, which are not historical fact, involve risks and uncertainties, including uncertainties in Peoples' preliminary review of, and additional analysis of, the impact of H.R. 1, as well as additional risks and uncertainties detailed under the section "Risk Factors" in Part I, Item 1A of Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 2016 ("Peoples' 2016 Form 10-K") and in Peoples' subsequent Quarter Reports on Form 10-Q filed with the Securities and Exchange Commission ("SEC"), all of which are available on the SEC's website (www.sec.gov) or at Peoples' website (www.peoplesbancorp.com). As such, actual results could differ materially from those contemplated by the forward-looking statements made in this Current Report on Form 8-K. Management believes the expectations in these forward-looking statements are based upon reasonable assumptions within the bounds of management's knowledge of Peoples' business and operations. Peoples disclaims any responsibility to update these forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	January 9, 2018	By:/s/	JOHN C. ROGERS
John C. Rogers

Executive Vice President, Chief Financial Officer and Treasurer